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                                               Chiron Corporation
CHIRON                                         4560 Horton Street
                                               Emeryville, California 9460802916
                                               510.655.8730



May 28, 1999
                                                              CONFIDENTIAL
Paul Hastings
3848A 26th Street
San Francisco, CA 94131

Dear Paul:

We are pleased to confirm the terms of our offer to you as President, BioPharma Commercial at Chiron Corporation, reporting to Sean Lance. You will be elected as a corporate Vice President and confirmation of your role as an executive officer of Chiron will take place at the next Board of Directors meeting. You will be a member of Chiron's Executive Committee.

Your starting salary will be $325,000 per annum. You will be eligible to participate in Chiron's Annual Incentive Plan (AIP) program. The results of the company, the BioPharma Commercial division and your own performance during the calendar year determine awards under this program. You will be eligible for an award of between 0 and 120% of your base salary. Your award for 1999 will be prorated according to your employment date.

You will be eligible to participate in our stock option program. Subject to the approval of the Board of Directors, we will award you a stock option grant of 180,000 shares to purchase Chiron common stock. Of the total, 100,000 option shares will vest over a four-year period, with the first 25% of the shares vesting at the one-year grant anniversary and the other 75% vesting on a pro-rated monthly basis over the remaining three years of the vesting period. The remaining 80,000 shares will vest 100% on the fourth anniversary of the grant date. The exercise price of the option will be set at the fair market value (as defined in the Option Plan) of a share of Chiron stock on the date the option is approved. We expect the grant to be approved and effective by the end of the month in which your employment begins. Beginning in year 2000 you will be eligible for further stock option grants based on your performance.

We are prepared to make you a loan of $150,000 which must be used exclusively for the purchase of your principal residence and which must be secured by a second deed of trust on that residence. It will be interest free and will be forgiven $50,000 per year beginning with the first anniversary of your employment. The loan is repayable within 90 days should you voluntarily resign. If your employment is terminated for reason other than cause, amounts remaining on the loan will be forgiven at the end of your employment with Chiron. Any taxes arising from imputed income or loan forgiveness are your responsibility.

In the event your employment is severed for reason other than cause, you will be eligible for a minimum severance benefit of one year of base salary plus bonus, the bonus portion being calculated as the average of the prior 2 years bonus payments. This benefit is in lieu of any other Chiron severance plan payments you might be due.


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The information sheets following your offer letter contain some of the highlights of Chiron's benefits programs. You should note that, while this offer is being made under the terms of our current benefits and compensation programs, changes do occur from time to time and any system-wide changes that occur will apply to you as well.

Some of the benefit programs are effective immediately upon your employment, while others are dependent upon established enrollment periods. Your group medical insurance benefits generally start on the first day of the month FOLLOWING your date of hire. If, however, your date of hire is the first business day of the month, your coverage becomes effective on that date. Note also that, with few exceptions, Chiron extends benefits coverage to qualified family members, including opposite- and same-sex domestic partners.

As a part of Chiron's routine medical surveillance program, employees with certain project assignments may be advised to provide a baseline blood sample for archival storage. The Chiron Occupational Health Department will notify you if a baseline blood draw is recommended.

This offer is contingent upon your ability, as required by federal law, to establish your employment eligibility as a U.S. citizen, a U.S. lawful permanent resident, or an individual specifically authorized for employment in the U.S. by the Immigration and Naturalization Service.

Under California law, employment with Chiron is not for any specified term and can be terminated at any time for any reason by you or Chiron. Any contrary representations that have been made or may be made to you are superseded by this offer. When you accept the offer, the terms described in this letter and the Chiron Employee Invention and Confidential Information Agreement shall constitute the terms of your employment.

We are delighted that you have accepted our offer. Sean Lance, Rusty Williams and all the other executives you have met look forward to your joining the team. We look forward to your start date of some time between June 14 and July 1. As soon as you have a sense of when that will be, let us know. Please call me if you have any questions on the terms of the offer as outlined. Otherwise, please sign and return this at your earliest convenience.

Sincerely,

CHIRON CORPORATION

/s/ LINDA SHORT
-----------------------------------
Linda Short
Vice President, Corporate Resources

Enclosures
cc:      Sean Lance

Please indicate your understanding of the terms of this offer and your acceptance of this offer by signing this letter and returning the letter to me as soon as possible.


/s/ PAUL J. HASTINGS                5/29/99
-------------------------------------------
Name                                Date


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      CHIRON CORPORATION
                            EMPLOYEE BENEFITS AS OF 1/1/99

INSURANCE BENEFITS
MEDICAL INSURANCE          Chiron offers several medical plans to eligible
                           employees and their eligible dependents (spouse, domestic partner and/or children). All medical plans include prescription and vision benefits. Employee contributions are pretax.

DENTAL INSURANCE           Chiron offers 2 dental plans to eligible employees
                           and their eligible dependents (spouse, domestic partner and/or children). Employee contributions are pretax.

LIFE INSURANCE             Eligible employees can purchase coverage for
                           themselves of $10,000, or 1, 2, 3, 4 or 5 times annual salary. The maximum coverage is $800,000 for the first 2 times salary and an additional $800,000 for the next 3 times salary. Employee contributions are pretax.

DEPENDENT LIFE             Eligible employees can purchase life insurance
INSURANCE                  coverage for eligible dependents on an after-tax
                           basis. Options include $10,000, $20,000 or $50,000
                           for spousal coverage and $5,000 or $10,000 for children.

ACCIDENTAL DEATH &         Eligible employees can purchase coverage for
DISMEMBERMENT              themselves of 1, 2, 3, 4 or 5 times annual salary.
                           The maximum coverage is $800,000 for the first 2 times salary and an additional $800,000 for the next
                           3 times salary. Employee contributions are pretax.

TRAVEL ACCIDENT            Chiron provides Travel Accident Insurance coverage of
                           3 times annual salary at no cost to employees. This provides 24-hour coverage for travel to and from work or on company business.

SHORT-TERM                 Through the short-term disability program, Chiron
DISABILITY                 provides eligible employees with 100% of salary for
                           the first 30 calendar days less state disability or similar payments, and 80% of salary for the next 150 days of disability less state disability or similar payments. Chiron provides this coverage at no cost to the employee.

LONG-TERM                  For eligible employees disabled for more than 180
DISABILITY                 days, Chiron provides 60% of monthly salary up to
                           $18,000 per month. Chiron provides this coverage at no cost to the employee. Eligible employees also have the option to purchase an additional 6 2/3% of monthly salary up to $20,000 per month, reduced by any other income benefits.

WORKERS'                   All employees are covered by Chiron's Workers'
COMPENSATION               Compensation insurance.

INVESTMENT PROGRAMS
401(K) PLAN                Participation in the Chiron Corporation 401(k) plan
                           is available to eligible employees on the first of the month following date of hire or immediately, if date of hire is the first business day of the month.
                           Employees may designate pre-tax contributions of 1%
                           to 15% of salary. The Company provides a maximum 4% match on employee contributions and the match is vested immediately. For newly eligible employees there is a waiting period of 1 year before matching contributions are given.

EMPLOYEE STOCK             Eligible employees may purchase Chiron stock at a
                           discount below market price.

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PURCHASE PLAN              Participation in the plan depends upon the employee's
                           date of hire. Employees can contribute to this program from 3% to 15% of their base salary on an after-tax basis.

STOCK OPTION PLAN          Chiron has a Stock Option Program. The granting of
                           options to eligible employees is subject to Board of Directors' approval and program guidelines.

TIME-OFF BENEFITS
EXECUTIVE TIME OFF         Each January 1, executive employees receive an
                           allocation of 4 weeks of time off. The allocation may be taken in whole or in part anytime throughout the year. Any unused time at the end of the year will not accrue from year to year. No reporting of time off is needed. There will be no pay out for unused time off either at the end of the year or at termination.

FIXED HOLIDAYS             Eligible employees receive up to 8 paid holidays per
                           year.

LEAVE OF ABSENCE           Chiron grants leaves of absence to accommodate
                           employees' medical/maternity disability and family or personal needs.

OTHER BENEFITS
FLEXIBLE SPENDING          Chiron offers Health Care and Dependent Care
                           reimbursement accounts to eligible employees. These accounts give employees the advantage of paying for eligible health and dependent care expenses with pretax dollars.

EMPLOYEE ASSISTANCE        Chiron provides a confidential counseling and
PROGRAM                    referral service to all employees and their families.

EDUCATIONAL                Regular full-time employees are eligible, after 6
ASSISTANCE                 months of service, for up to $2,000 per year in
                           reimbursement of tuition, textbooks, and lab expenses for classes directly related to their jobs.

CREDIT UNION               Regular full-time and part-time employees and members
                           of their families or household are eligible to join.

PREPAID LEGAL              A Prepaid Legal Plan is available to eligible
                           employees to provide affordable, basic legal services. Employees pay for this benefit on an after-tax basis.

DEPENDENT CARE             Eligible employees are provided with this counseling,
CONNECTION                 education and referral service which provides
                           information regarding child care, elder care, adoption and prenatal planning.


     NOTE:        ELIGIBLE EMPLOYEES ARE DEFINED AS REGULARLY SCHEDULED TO WORK
     20 HOURS OR MORE PER WEEK. COVERAGE FOR MOST BENEFITS IS EFFECTIVE THE FIRST OF THE MONTH FOLLOWING DATE OF HIRE, OR IMMEDIATELY IF THE DATE OF HIRE IS THE FIRST BUSINESS DAY OF THE MONTH, UNLESS OTHERWISE NOTED.


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                                 PROMISSORY NOTE


$150,000                                                         JULY 20, 1999
                                                         Emeryville, California



            FOR VALUE RECEIVED, the undersigned, PAUL J. HASTINGS (the "Borrower"), hereby promises to pay CHIRON CORPORATION, a Delaware corporation or order ("Lender"), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS AND NO/100THS CENTS ($150,000), in lawful money of the United States of America, with interest equal to zero percent (0%) per annum, to purchase that certain improved real property located at 61 Hartford Street, San Francisco, San Francisco County, California (the "Property") constituting Borrower's principal residence in California (the "Loan").


     1. All payments of principal and any other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the account of Lender at its principal office located at 4560 Horton Street, Emeryville, California 94608, or to such other place as Lender may from time to time designate by written notice to Borrower. All payments shall be in lawful money of the United States of America.

     2. The principal amount of One Hundred Fifty Thousand Dollars ($150,000) hereunder shall become due and payable on the earlier to occur of the following:
(i) July 20, 2002, which is three (3) years from the date hereof (the "Maturity Date"), or (ii) such earlier date as described in Paragraph 4 or 6 below, as applicable (the "Repayment Date").

     3. Notwithstanding the foregoing provisions, the principal amount of this Note shall be reduced and forgiven in three (3) annual increments of Fifty Thousand Dollars ($50,000.00) beginning on the first anniversary after July 20, 1999, and on each successive anniversary date thereafter, through and including the Maturity Date, with the outstanding principal balance due in full on the Repayment Date, if and only if on the applicable forgiveness date, Borrower continues to be a full-time employee of Chiron Corporation or an affiliate thereof.

     4. Notwithstanding the foregoing provisions, in the event that Chiron Corporation or an affiliate thereof terminates Borrower's services for cause, or Borrower voluntarily leaves Chiron Corporation or an affiliate thereof, prior to the Maturity Date of the Loan, the outstanding principal balance of the Loan owing through the Repayment Date shall become immediately due and payable and shall be repaid by Borrower within a reasonable period not to exceed 90 days from the date of Borrower's leaving the full-time employ of Chiron Corporation or an affiliate thereof.

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     5.  Borrower and Lender agree that the indebtedness evidenced by this Note shall be Borrower's sole and personal liability, and shall be secured by a Deed of Trust executed by Borrower in favor of Lender and recorded against the Property, which Deed of Trust shall be subordinate to that of the liens secured by first and second mortgagors' Deeds of Trust encumbering the Property. Borrower agrees to use his best efforts to enable Lender to record such Deed of Trust in favor of Lender for the total amount of this Loan, as soon as practicable after Borrower closes escrow on the purchase of the Property with first and second mortgagors.

     6. Notwithstanding the foregoing provisions, in the event that Chiron Corporation or an affiliate thereof terminates Borrower's services for any reason other than for cause prior to the Maturity Date of the Loan, the outstanding balance shall be forgiven entirely.

     7. Nothing herein shall be deemed to create any obligation of continued employment on the part of the Borrower or Chiron Corporation.

     8. Borrower and Lender agree that upon recordation of a Deed of Trust covering the Property in substantially the form attached hereto as ADDENDUM 1, the obligations of Borrower under this Note shall become subject to the terms of that certain Deed of Trust which contains the following provision: "In the event the herein described property or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by the Trustor (Borrower), or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder hereof and without demand or notice shall immediately become due and payable."

     9. In the event that Borrower intends to, sell, agrees to sell, transfers or conveys his interest in the Property or any part thereof or any interest therein, Lender and Borrower agree that they shall execute in writing an agreement as to a substitution of security for the indebtedness covered hereunder, or Lender will repay this Note in full.

     10. Should the indebtedness evidenced by this Note be collected by action at law, or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, upon demand of Lender, in addition to principal and any other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges, whether suit be brought or not, unless prohibited by law. Borrower hereby waives diligence, presentment, protest and demand of every kind and (to the full extent permitted by law) the right to plead any statute of limitations as a defense to any demand or action hereunder or in connection with any security herefor, and hereby agrees that no failure on the part of Lender to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.


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     11. In the event of any failure on the part of Borrower to make any payment when due, Borrower hereby agrees to pay, upon demand of Lender, in addition to principal and any other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges that Lender shall be entitled to recover from Borrower, whether suit be brought or not.

     12. Any notice to either party hereto may be given by delivering the same in writing to such party in person, or by sending the same by registered or certified mail, postage prepaid, to the following mailing addresses or to any other mailing addresses within the State of California of which the parties notify each other:

     Borrower:                  Paul J. Hastings
                                61 Hartford Street
                                San Francisco, California 94114

     Lender:                    Chiron Corporation
                                4560 Horton Street
                                Emeryville, California  94608
                                Attn: Office of the General Counsel

     13. In the event that any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein or therein.

     14. Any failure of the Lender to exercise or enforce any right hereunder shall not constitute a waiver of such right. All rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights and remedies granted to the Lender pursuant to any other agreement, by statute, or by law.

     15. Borrower shall not assign, convey, transfer, delegate, subordinate or otherwise, mortgage, hypothecate or encumber, any of his interest, rights or obligations hereunder to any other party.

     16. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.


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     17. This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of California and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.


         WITNESS the due execution hereof with the intent of being legally bound, effective as of the date first set forth above.


BORROWER:


/s/ PAUL J. HASTINGS                                  July 19, 1999
--------------------                                  -------------
PAUL J. HASTINGS                                          Date


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